Exhibit 23.2









    CONSENT OF INDEPENDENT
    CERTIFIED PUBLIC ACCOUNTANTS



    Arlington Hospitality, Inc. (formerly Amerihost Properties, Inc.) Arlington Heights, Illinois

    We hereby consent to the incorporation by reference in the Company's previously filed Registration Statements on Form S-3 (file nos. 33-72742 and 33-32333) and on Form S-8 (file no. 33-32331) of our report dated March 8, 2000 relating to the consolidated financial statements of Arlington Hospitality, Inc. (formerly Amerihost Properties, Inc.) appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.










         BDO Seidman, LLP








    Chicago, Illinois
    March 25, 2002